UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ZUBRA INC.
(Name of small business issuer in its charter)

Delaware	5900	42-1777914
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

717 N. Union Street, #114,
Wilmington, DE 19805
Phone: (302) 918 2382
Fax: (302) 918 2385
(Address and telephone number of principal executive offices and principal place of business)

VCorp Services
1811 Silverside Road
Wilmington DE 19810
Tel. (845) 425-0077
Fax (845) 818-3588
(Name, address and telephone number of agent for service)

Copies to:
Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 225
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit 1	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee 2

Common Stock by Company	400,000	$0.25	$100,000	$12.88

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated February __, 2014

Zubra Inc.
UP TO 400,000 SHARES OF COMMON STOCK

In this prospectus we are offering 400,000 shares of common stock offered through this prospectus. We will receive all of the proceeds from the sale of the common stock covered by this prospectus after payment of the offering costs.

Our common stock is presently not traded on any market or securities exchange. We have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by us at a fixed price of $0.25 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

We do not consider ourselves a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management or any affiliates of our company or our management have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: February __, 2014

SUMMARY OF OUR OFFERING

Our Business

We were incorporated in the State of Delaware on December 14, 2011. Our business plan is to engage in electronic commerce ("ecommerce") through our planned collective buying website. Our target focus is to provide significant discounts to businessmen and tourists by allowing them to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in major cities in Israel. To date, we have begun operations but have yet to generate any revenues and have reserved a domain name for the company at www.zubrainc.com. Our webmasters have begun designing our website.

We are a development stage company and have begun business operations including but not limited to the initial development of our website and locating businesses to offer their discounted products or services on our e-commerce website. However, we have not generated any revenues to this date.

Our Company's business can be categorized as an e-commerce concept. Our business concept is such that we will offer a discount on a single product or service each day for a variety of cities in Israel. This deal is offered for sale with a highly reduced price, often the pre-approved members will have the opportunity to get 50 percent off or more from a product or service. In order to be able to obtain the highly discounted savings, we will need to have a minimum number of items that have to be sold before everyone can get the savings. Once the target threshold is met, the member pays for the product or service directly online, the funds come into a Zubra account, and in turn, the member will receive a voucher into their email mailbox that can be used during a specified period of time. We then pass a portion of the funds to the retailer. We have not yet negotiated the percentage we will receive and the percentage the retailer will receive. Current industry models (in the US -- Groupon, Living Social etc.) suggest that the initial split of the price by the member will be 50% to the service or product provider and 50% to Zubra. As we expand and develop, the percentages may be subject to change and as inducements to sign with Zubra, businesses may be offered a different percentage split.

What we do is find local restaurants, spas, or other businesses that are willing to provide large discounts, provided that their name is spread to a number of registered members. Our Company advertises the business by offering the coupons online, and takes a percentage of the revenues from the retailer that offered the deal.

At this time, we have no revenue and no significant assets. Our auditors have raised substantial doubt as to our ability to continue as a going concern. As of December 31, 2013, the Company has an accumulated net loss of $20,110, limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs for the next twelve month period. The Company's officers and Directors are willing on a limited basis to loan or advance any additional capital to the Company, such as for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. The continuation of Zubra as a going concern is dependent upon financial support from its stockholders, the ability of Zubra to obtain necessary equity financing to continue operations, and the attainment of profitable operations. To meet our cash needs, from inception to date we have raised approximately $24,000 in a private placement offering, and as of December 31, 2013 we had $23,915 cash on hand. We believe we will need to raise $40,000 over the next 12 months to continue our business operations. These estimates may change depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources. At this time, we have no commitments for the funding necessary to continue in business for the next 12 months. Please refer to our Management Discussion and Analysis of Financial Condition and Results contained herein for a more detailed description.

We maintain our statutory registered agent's office at 1811 Silverside Road Wilmington DE 19810. Our mailing address and business office is located 717 N. Union Street, #114, Wilmington, DE 19805. Our telephone number is (302) 918 2382. Mr. Yitzhak Shtinovitz, our President, supplies an additional office space in Jerusalem on a rent-free basis.

The Offering

Common stock offered by the Company, common stock par value $ 0.001; Offering price per share	400,000 shares of common stock. Offering price, if and when the Company sells the shares of common stock, is set at $0.25. There is no minimum amount of shares that may be sold in this offering.

Common stock outstanding before the offering	1,600,000 common shares

Common stock outstanding after the offering	2,000,000 common shares.

Terms of the Offering
The Company’s officers will sell the common stock upon effectiveness of this registration statement. The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our sole discretion extend the offering for an additional 90 days.

Market for these shares
There is no public market for the common shares. The price per share is $0.25. Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). We have no broker-dealer engaged and there are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds
We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to further developing our business plan and creating our marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000, are being paid for by us.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

Selected Financial Data

The following financial information is a summarization of the more complete historical financial information at the end of this prospectus.

Balance Sheet	As of December 31, 2013
Total Assets	$23,915
Total Liabilities	$20,025

Stockholder’s Equity	$3,890

Operating Data (for the period from December 14, 2011 (inception) through December 31, 2013)
Revenues	$-
Net Loss	$20,110
Net Loss Per Share	$0.04

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Zubra Inc.

1. There is a going concern and uncertainty for us to be an ongoing business for the next twelve months. We may not generate sufficient revenue for the next twelve months to continue our business operations.

As of December 31, 2013, we had working capital of $3,890, but have not generated revenues since inception. Our auditors have raised substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have commenced business operations but have not yet generated any revenues. If we fail to generate revenue or fail to raise the capital sought in this offering we may be required to cease operations. If we cease operations, investors could lose all their investment.

2. We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in December 14, 2011 and have commenced business operations but have not yet generated any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

*	our ability to facilitate sales between businesses selling a product or service and our registered members;
*	our ability to locate businesses who will sell to our registered members their products or service;
*	our ability to attract registered members who will buy our products or service;
*	our ability to generate revenues through the sale of products and services offered to our registered members;
*	our ability to successfully market our products and services;
*	our ability to hire individuals who can successfully assist us in implementing our business plan;
*	our ability to conduct business in light of competition;
*	our ability to update our website to meet rapid changes in technology; and
*	our ability to facilitate sales between the businesses and the registered members who purchase their highly discounted product or service.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to be profitable. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

3. We have no businesses offering their goods and services through our on-line service and we cannot guarantee we will ever have any. Even if we obtain businesses offering goods or services, there is no assurance that we will make a profit. If we cease operations, investors could lose all their investment.

We have no businesses offering their goods and services. We have not identified any businesses offering their goods and services and we cannot guarantee we ever will have any businesses. Even if we obtain businesses offering their goods and services, there is no guarantee that we will be able to have sufficient registered members who will buy our offered discounted products and services. If we are unable to attract enough businesses to offer their products or service at a highly discounted rate to offer to our registered members, or enough registered members to buy the products from us, our website will not operate profitably and we will have to suspend or cease operations. If we cease operations, investors could lose all their investment.

4. Because we are a developing company and do not have much capital, we must limit marketing our services to potential businesses and registered members. As a result, we may not be able to attract enough registered members to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are a developing company and do not have much capital, we must limit marketing our products. The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough registered members to buy or businesses to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. If we cease operations, investors could lose all their investment.

5. Because only our president will be devoting limited time to our Company, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting businesses and registered members and result in a lack of revenues that may cause us to suspend or cease operations.

At this time we have commenced business operations but have not yet generated any revenues. Our President and Director, Yitzhak Shtinovitz, will only be devoting limited time to our operations. Mr. Yitzhak Shtinovitz will be devoting approximately 15 hours per week of his time to our operations. Because our President and Director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. If we cease operations, investors could lose all their investment.

6. Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or consultants. If we cannot afford the expense of hiring individuals we may have to suspend or cease operations.

Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we cannot afford to hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely. If we cease operations, investors could lose all their investment.

7. Because we have only one officer and director who will be involved in the operations and such person has no formal training in financial accounting and management, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director who will be involved in day to day operations of the Company. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. Yitzhak Shtinovitz has no formal training in financial accounting matters, he has been preparing the financial statements that have been included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

8. If our President and Director, should resign or die, we will not have a chief executive officer which could result in our operations being suspended or ceasing entirely. If that should occur, you could lose your investment.

We are extremely dependent upon our President and Director to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event, you could lose your entire investment.

9. A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause us to cease doing business.

Our operations depend entirely on the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

10. If we are unable to meet the rapid changes in technology, our services, technology and systems may become obsolete.

Due to the costs and management time required to introduce new services and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new services using new technologies or the introduction of new industry standards and practices. Additionally, the website developers we use to support our technology may not provide the level of service we expect or may not be able to properly market our products or services on commercially reasonable terms or at all.

11. There are a number of competitors in the coupon industry and some of them have been operating for quite some time.

Large amounts of funds have been already invested in research and development by coupon/discount corporations that are reflected in the numerous product lines available today. The coupon industry, particularly the hard copy version is usually distributed in newspapers and by mail. Any of which, could collectively or singularly turn their interests toward our business model and bring them directly into competition with Zubra.

Should that competition decide to engage in a marketing battle with Zubra, the competitors' actions could have a highly negative impact on Zubra, including the severe reduction of potential revenues or the removal of Zubra from the marketplace. If Zubra is removed from the marketplace, investors could lose all their investment.

12. There are a number of competitors in the online coupon industry in Israel.

There are several on-line coupon/discount companies already operating in Israel. Those companies have better name recognition and some of which are leaders in the on-line coupon business world-wide. In addition, to greater name recognition they have better access to process and systems and acceptance among the general public.

Should that competition decide to engage in a marketing battle with Zubra, the competitors' actions could have a highly negative impact on Zubra, including the severe reduction of potential revenues or the removal of Zubra from the marketplace. If Zubra is removed from the marketplace, investors could lose all their investment.

13. None of our technology or business model particulars is proprietary.

The barriers to entry in Zubra’s business segment are low. The technology required to commence operations for any potential competitor are available off-the-shelf and the costs of such hardware and software are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the coupon industry, the on-line coupon industry and mid-level technology.

14. Our business could grow faster than our infrastructure. We may not have the necessary resources or available funds to maintain operations which may have an adverse effect on our business.

It is possible that our business could grow much faster than our infrastructure and available resources. Businesses offering their goods and services and registered members and consumers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations. If there is an adverse impact on our business operations it will have an adverse impact on our ability to generate revenue and profit. If we are unable to generate profit, investors could lose all their investment.

15. Our offering is being conducted by our President and Director without the benefit of an underwriter who would have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our President and Director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

16. We are not currently profitable and may not become profitable even after we commence our on-line coupon business.

At December 31, 2013, we had $23,915 cash on-hand and our net loss was $20,110 and there was substantial doubt as to our ability to continue as a going concern. We have incurred limited operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures until our on-line coupon ecommerce site becomes a viable business. As a result, we will need to generate significant revenues from the online coupon business in order to achieve and maintain profitability. We may not be able to generate these revenues, build a strong customer base or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and your investment.

17. We are dependent upon the proceeds of this offering to fund our on-line coupon business. If we do not sell enough shares in his offering to continue operations, this could have a negative effect on your common stock.

As of December 31, 2013, we had $23,915 in assets and limited capital resources. In order to continue operating through 2014, we must raise at least $40,000 in gross proceeds from this offering.

We have approximately $20,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

Risks Relating To Our Common Stock

18. Because our current officers and Directors currently own 100% of our issued and outstanding common stock, and even after this offering will control 80% of the issued and outstanding common stock, they can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

As of December 31, 2013, our officers and Directors own 100% of our issued and outstanding shares of common stock. Even if we sell all of the shares offered in this offering, they will control 80% of all the issued and outstanding common stock of the Company. Such ownership grants them control over the Company, such ownership is sufficient to permit them to determine the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The personal interests of our officers may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

19. We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus and such price may not reflect the actual market price for the shares.

The initial fixed offering price of $0.25 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

20. Additional issuances of our securities may result in immediate dilution to existing shareholders.

We are authorized to issue up to 150,000,000 shares of common stock, $0.001 par value per share, of which 1,600,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

21. Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.25 per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

22. Because we will be subject to "penny stock" rules once our shares are quoted on the OTCBB, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their Shares.

Risks Related To This Offering

23. Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

24. Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

25. We will not utilize an escrow account or trust account for subscriptions from investors. If we file for or are forced into bankruptcy, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account but will be used as received by the Company. If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

26. We do not anticipate paying dividends in the foreseeable future. There will be few way any investor can make a gain on their investment in the Company.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

27. In the event that our shares are traded, the may trade under $5.00 per share and thus be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

28. The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

29. You may face significant restrictions on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

30. Stockholders may have limited access to information because we are not yet a reporting issuers and may not become one.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

31. The enactment of the Sarbanes-Oxley Act may make it more difficult for us to retain or attract officers and directors which could increase our operating costs or could prevent us from becoming profitable.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

32. Since we expect operating expenses will increase prior to earning revenue we may never become profitable.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our on line coupon/discount services. Within the next 18 months, we will have costs related to (i) creating the ecommerce site, (ii) marketing, (iii) administrative expenses, and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

33. Our officers and directors are located in Israel. Any attempt to enforce liabilities upon them under United States securities laws and/or United States bankruptcy laws may be difficult.

Since our officers and Directors, are located in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	There is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and Officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or Officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

Risk Factors Related to the JOBS Act

34. We are an ‘emerging growth company’ and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

35. The Company’s election to take advantage of the JOB Act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

36. The JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

— be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

— be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

— be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

— be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company” and/or a smaller reporting company.

37. Because the Company qualifies as an emerging growth company, it is relieved of many governance and disclosure issues including the fact that the Company’s independent registered accounting firm will not be required to attest to the effectiveness of the Company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. The Company would also be exempt from these requirements as a smaller reporting company. Likewise, so long as it qualifies as an emerging growth company or a smaller reporting company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

38. Any intellectual property rights (such as copyright or trademarks) we develop will be valuable and any inability to protect them could reduce the value of our products, services and brand.

Any trademarks, trade secrets, copyrights, or other intellectual property rights that we develop will be important assets to us. There can be no assurance that after fully developing our artisan breads that we will be able to obtain any intellectual property rights or that we will be able to prevent our competitors from misappropriating our recipes, trade secrets, or copyrights or that our competitors will not independently develop products that are substantially equivalent or superior to ours. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

39. We may be subject to intellectual property rights claims in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future.

Many of current companies in the technology and on-line coupon businesses own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our on-line service may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products to others and may require that we procure substitute products for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using products or technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. Though we do not believe the technology for the types of services we will offer will require licensing, if it does, the current holders of the the technology may chose not to license to us. As a result, we may also be required to develop alternative non-infringing products, which could require significant effort and expense. If we cannot license or develop products which do not infringe on third party intellectual property rights, we may be forced to limit our product offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results. Which will impact on your investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. We expect to use any proceeds received from the offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

Our officers and Directors will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

See table under Plan of Operations, page 32.

DETERMINATION OF OFFERING PRICE

The price of the shares has been arbitrarily determined by our board of directors. We selected the $0.25 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.25 per share of common stock until such time as our common stock becomes traded on the OTCBB. However, our shares may not ever be traded on the OTCBB or any other exchange.

DILUTION

The historical net tangible book value as of December 31, 2013, was $3,890 or $0.002 per share. Pro forma net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2013, as adjusted to give effect to the receipt of net proceeds from the sale of 400,000 shares of common stock for $100,000, resulting in $0.052 per share. This represents an immediate increase of $0.05 per share to existing stockholders and an immediate and substantial dilution of $0.198 per share, or approximately 79%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.25 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders –	1,600,000	80%	$24,000
New Investors	400,00	20%	$100,000
Total	2,000,000	100%	$124,000

PLAN OF DISTRIBUTION

1,600,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 400,000 shares of its common stock for possible resale at the price of $0.25 per share.

We will receive all proceeds from the sale of those shares. The price per share is fixed at $0.25. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.25 until a market develops for the stock.

We intend to seek a quoting with the OTCBB, if we are unable to get a Broker Dealer to apply to the OTCBB or are unable to receive approval to quote in the OTCBB, we may wish to apply to the Pink Sheets.

The offering will conclude at the earlier of the sale for all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Zubra may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

This is a self-underwritten (“best-efforts”) offering. This Prospectus is part of a registration statement that permits our officers and Directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934. The officers and Directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.	Our officers and Directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.
Our officers and Directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Our officers and Directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer;
4.
Our officers and Directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not yet generated or realized any revenues from our business operations. Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have begun to develop our website, locate businesses willing to offer significant discounts of their products or services to our registered members.

To meet our need for cash we raised $24,000 from our officers and Directors. Our Directors bought 1,600,000 of our shares at $0.001 per share and additional paid-in capital of $22,400. We cannot guarantee that since we have begun operations that we will stay in business after twelve months. If we are unable to secure enough businesses of products or services at suitably low pricing or enough registered members willing to buy the products at higher than the price we have negotiated with our businesses, we may quickly use up the proceeds from the offering and will need to find alternative sources, like a second public offering, or a private placement of securities in order for us to maintain our operations. Our officers and Directors are willing to loan or advance limited additional capital to the Company, such as for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe the funds from the offering will be enough to develop our growth strategy for the next 12 months.

If we need more money we will have to revert to obtaining additional money as described in the above stated paragraph. Other than as described in these two paragraphs, we have no other financing plans.

Results of Operations

For the period from inception (December 14, 2011) through December 31, 2013, we had no revenue. Our net loss for that period was $20,110.

Capital Resources and Liquidity

As of December 31, 2013 we had $23,915 in cash, with liabilities of $20,025 costs mostly associated with general and administrative expenses including those related to this offering.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 50% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that unless we are able to raise at least 30% of the full offering amount of $100,000 then we will not have sufficient funds to meet all of our capital needs for the next twelve months as envisioned under our business plan. In the event of the failure to complete our offering we would need to seek capital from other resources such as debt financing, which may not even be available to us. Raising 30% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue. The Company believes if it can raise at least 30% or more of its financing goals under this prospectus plus utilize cash on hand it will be able to build a website capable of generating revenues.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

Should the Company fail to raise capital through this offering and our Officer and Director are unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering. The Company’s current debts are to its attorney, auditor and printer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;

(ii)	Selected financial data required for only the fiscal years that were audited;

(iii)
Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Plan of Operation

Our business concept is for us to present a daily discount for a niche market item (such as a spa, restaurant, or a tour outing), and if enough people sign up for the deal, the subscribers get the discount. The coupons are sent to the buyers by e-mail. Conversely, if the quota is not reached, the deal is off, and no one is charged for what they subscribed to buy. If the deal does not work out, the company that we were "advertising" through discounted items, and the subscribers will be reimbursed.

A material challenge to our business operations is getting enough registered members to purchase discounted products from businesses that participate in our program, and in order to achieve this goal we will create incentives for our registered members to inform others of the discounts that businesses are offering on our website. We will encourage our registered members to share news about deals through email, Facebook, and Twitter, and guarantee that if one of our registered members sends our Company link to a friend, and the friend buys our Coupon ("Coupon") within 72 hours, the individual who sent the link will get a to be determined amount worth of credits in their account. In addition, if a user sends a referral to a friend, who then subscribes within 72 hours, the person who sent the referral will get also get a to be determined $10 worth of credits in their account when their friend buys their first deal with us. We expect that the referral credit will be a function of the cost of the initial item bought and the amount of referrals an individual makes. If we are unable to locate businesses or fail to generate enough traffic to our website it may have a material impact on our revenues or income or may result in our liquidity decreasing.

We plan to implement our business operations by finding local restaurants, spas, or other businesses that are willing to provide large discounts if their name is spread to a number of new registered members. Our Company advertises the business by offering coupons online, and then taking a portion of the money spent on each coupon. At this time, our President has approached several local businesses in Israel that are willing to participate in the group buying program prepared by the Company. However, no formal agreements have been signed with any business at this moment. We believe that if the local economy in Israel starts to struggle, businesses we target to offer discounts for our program may be more inclined to participate in order to generate more business. However, if the local economy in Israel deteriorates extensively there may be few businesses in Israel who have the goods and services to participate in our program. In addition, some participating businesses in Israel may only operate their businesses during certain seasons, which may impede our ability to implement our business operations.

Our business concept seeks to target the service and tourism sector. We believe that our concept is attractive in both a growing and shrinking economy because it allows our registered members access to daily discounts by participating businesses who have the opportunity to generate more income through increased sales. Our concept allows businesses to generate more income and consumers to save more money.

In both a growing and shrinking economy we anticipate that businesses will use our program as a marketing tool and to generate income from repeat customers. Additionally, registered members will likely prefer to receive a discount whether the economic environment is positive or negative.

However, the local Israel economy may be volatile because it is dependent on tourism. Any signs of decline in tourist visits could directly cause local businesses to slow down business operations or go bankrupt which would directly affect the number of businesses able to participate in offering large discounts of their goods and services in exchange for bulk sales. With fewer visitors to the local Israel economy there will likely be fewer registered members to our website, and if this is the case it will directly affect the businesses being able to meet their thresholds set for group buyers. A slowdown in the local economy may impact our short term liquidity.

To help prevent liquidity concerns, Zubra will have to also target businesses that will have offerings of goods and services that will be attractive to the local community and not dependent on tourists. Having businesses that have offerings that are attractive enough to generate local people to be registered members to our website will increase our Company's exposure and will address our long-term liquidity concerns.

We anticipate that we will meet our ongoing cash requirements through the funds raised from this Registration Statement and cash on hand of $22,480 as of February 10, 2014. We estimate that our expenditures over the next 12 months (beginning February 1, 2014) will be a minimum of $45,500 as described in the tables below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital pursuant to this Registration Statement.

Our plan of operations will be based the amount raised through this Registration Statement. We also plan to utilize the cash on hand, which as of February 10, 2014 was $22,480.

Plan of Operation if 100% of the registered shares are sold
Activities	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

Market Research and Analysis for Types of Offerings	2,500	2,500			5,000
Legal and Regulatory research		5,000			5,000
Marketing to Business and Consulting Fees	5,000	5,000	5,000	5,000	20,000
Website Development	5,000	5,000	5,000	5,000	20,000
Advertising			5,000	5,000	10,000
On Going Legal and Accounting			5,000	5,000	10,000
Sales Commissions		2,500	2,500	5,000	10,000
Transfer Agent & Printing			1,500		1,500
Miscellaneous Office Expenses		1,000	1,000	1,000	3,000
Working Capital	5,500				5,500
Offering Expenses	20,000				20,000
TOTAL	38,000	21,000	25,000	26,000	110,000

Plan of Operation if 50% of the registered shares are sold

Activities	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

Market Research and Analysis for Types of Offerings	2,500				2,500
Legal and Regulatory research		5,000			5,000
Marketing to Business and Consulting Fees	2,500	2,500	2,500	2,500	10,000
Website Development	2,500	2,500	2,500	2,500	10,000
Advertising			5,000	5,000	10,000
On Going Legal and Accounting			5,000		5,000
Sales Commissions		2,500	2,500	5,000	10,000
Transfer Agent & Printing			1,500		1,500
Miscellaneous Office Expenses		1,000	1,000	1,000	3,000
Working Capital	5,500				5,500
Offering Expenses	20,000				20,000
TOTAL	33,000	13,500	20,000	16,000	82,500

Plan of Operation if 30% of the registered shares are sold

Activities	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

Market Research and Analysis for Types of Offerings	2,500				2,500
Legal and Regulatory research		2,500			2,500
Marketing to Business and Consulting Fees	2,500	2,500	2,500	2,500	10,000
Website Development	2,500	2,500	2,500	2,500	10,000
Advertising			2,500	2,500	5,000
On Going Legal and Accounting			2,500		2,500
Sales Commissions		2,500	2,500	2,500	7,500
Transfer Agent & Printing			1,500		1,500
Miscellaneous Office Expenses		1,000	1,000	1,000	3,000
Working Capital	1,000				1,000
Offering Expenses	20,000				20,000
TOTAL	28,500	11,000	15,000	11,000	65,500

BUSINESS

Overview

We were incorporated on December 14, 2011 under the laws of the State of Delaware. We plan to be in the business of providing a daily discount for a niche market items (such as a spa, restaurant, or a tour outing), and if enough people sign up for the deal, the subscribers get the discount. While we do not directly provide the services to our clients, we arrange for the services. The Company was founded by Yitzhak Shtinovitz.

We plan to act as a specialty business travel coupon service. We initially plan to focus on providing our services to business travelers traveling to Israel. We plan to develop relationships with business travel service providers in Israel that are able to provide specialized travel assistance to our clients. We also expect to refer our clients to a reputable travel insurance provider to cover costs in the event such client is not able to travel or complete his or her travel.

We expect to generate revenue through an upfront engagement fee and service fees of the actual costs for the specialized travel assistance made for each client as well as booking transportation, lodging and excursions.

We are currently a development stage company. We have not formed any material relationship or entered into any agreement with travel, guiding and emergency service providers to assist with our planned business activities.. We do not currently engage in any business activities that provide cash flow. We may require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 21.

The Company’s fiscal year end is December 31. Our principal executive office is located at 6 Koanka St., Jerusalem, Israel. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our President and Director. Once our business grows and generates revenue, we will look for more office space in a separate corporate office. Our mailing address is: 717 N. Union Street, #114, Wilmington, DE 19805, and our US phone is (302) 918 2382.

Target Market

Our target prospects are business individuals and couples with discretionary income or savings that can be used for travel.

We have selected businessman traveling to Israel as our initial target market, as such market receives many foreigners for business purposes and there is a need for coupons to assist these travelers who are usually not provided with discounts.

Marketing and Sales

At this early stage of our operation, our President and Director is expected to handle all marketing and sales efforts. His responsibilities include developing business arrangements with service providers, hotels and other travel agencies, directing the development of the company website and formulating marketing materials to be used during his presentations and meetings.

We plan to enter the market by developing relationships with travel agencies and contacting business organizations. We plan to develop an informational website that promotes our services and provides a contact function that allows coupon prospects to email us for additional information. We plan to advertise our coupons with selected business-oriented web sites to promote our services. We plan to develop relationships with local travel agencies and certain hotels/resorts in attractive destinations that cater to businessman to offer our services to such travelers.

We plan to contact leading business magazines to determine if placing banner advertising on their web sites will be cost-effective and can be focused regionally for greatest return on investment.

Currently, we are working on developing a functioning website, zubrainc.com. We may develop a blog to promote our services. We plan to introduce the blog via emails to prospects who have searched for travel information and recommendations.

Competition

There are a number of companies that offer tourism services or coupons. Many of these companies focus on specific regions. We plan to go beyond single-dimensional tourism services. Our goal is to provide our clients with coupons that are specific for the business tourist.

Service Provider Arrangements

We plan to form initial relationships with tourist service providers such as restaurants, transportation companies and hotels in selected destinations to provide specified services to our clients.

We do not currently engage in any business activities that provide cash flow. See “Management’s Discussion and Analysis” on page 25.

Employees

We presently have no employees apart from our President and Director. Our President and Director devotes about 15 hours per week to our affairs.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 6 Koanka St., Jerusalem, Israel. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our President and Director. Once our business grows and generates revenue, we will look for more office space in a separate corporate office. Our mailing address is: 717 N. Union Street, #114, Wilmington, DE 19805, and our US phone is (302) 918 2382.

MANAGEMENT

Our officers and Directors serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our officers and Directors are set forth below:

Name and Address	Age	Position(s)

Yitzhak Shtinovitz	34	President, Principal Executive Officer, Principal
		Financial Officer, Principal Accounting Officer

Sara Fon-Weisl	28	Secretary, member of the
		Board of Directors

The address of our officers and Directors is 6 Koanka St., Jerusalem, Israel. All Directors have a term of office expiring at the next annual general meeting of our company, unless re-elected or earlier vacated in accordance with our Bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

Background of Our Officers and Directors

On December 22, 2011, Mr. Shtinovitz was appointed president, treasurer and member of our board of directors. Ms. Sara Fon-Weisl was appointed secretary and member of our board of directors.

Yitzhak Shtinovitz: From 2009 to the present, Mr. Shtinovitz has been employed at Dole Mashke school as a teacher and coordinator. His teaching position requires oversight over three classes and his additional responsibilities include operating the classes schedule and the sales office of the organization. Prior to his teaching positions Mr. Shtinovitz was an administrative director (2005-2009) at Ateret Israel which is a well known educational institute in Jerusalem. There he was responsible for the schools budget and logistics planning.

Ms. Sara Fon-Weisl: Ms. Fon Weisl is a graduate of Cambridge University and currently specializes in pre-school education for students with special needs. From 2003 to 2007 Ms. Fon-Weisl worked as a preschool teacher in Manchester, England where she also worked with special needs children. From 2007 to the present, she has been a pre-school teacher at Sharei Tzion kindergarten in Jerusalem.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have just started our operations and have yet to generate any revenues, at the present time, we believe the services of a financial expert are not warranted.

EXECUTIVE COMPENSATION

No compensation has been paid by us from December 14, 2011 (date of inception) through December 31, 2013 to our officers. This includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers. We have no employment agreements with our officers and we do not contemplate entering into any employment agreements until such time as we begin profitable operations and generate revenue. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of Directors are not compensated for their services as a Director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Directors, officers and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possess sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Yitzhak Shtinovitz	1,100,000	69%	1,100,000	55%

Sara Fon-Weisl	500,000	31%	500,000	25%
____________
[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their stock holdings.

Since inception (December 14, 2011), on November 14, 2013, the Company has issued to its two officers and Directors a total of 1,600,000 common shares in consideration of $24,000, which was paid on December 5, 2013.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering are fully paid for and non-assessable. The foregoing is the conclusion of our legal counsel, Jonathan D. Strum. We refer you to the following documents attached hereto or incorporated by reference: (i.) Legal Opinion; (ii.) Articles of Incorporation; and (iii.) Bylaws. In addition, we also refer you to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Delaware anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Room 1580,Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

CERTAIN TRANSACTIONS

Since inception, we sold 1,600,000 shares of common stock to our officers and Directors for $24,000. These shares were issued to the foregoing individuals in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

The financial statements as of December 31, 2013 and 2012, for the years ended December 31, 2013 and 2012 and for the period from December 14, 2011 (inception) through December 31, 2013, included in this prospectus and in the registration statement have been so included in reliance on the report of Ziv Haft, Certified Public Accountants (Isr.), BDO Member Firm, an independent registered accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Jonathan D. Strum, our independent legal counsel, has provided an opinion on the validity of our common stock.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an independent registered public accounting firm.

Our financial statements immediately follow.

ZUBRA INC.
 (A Development Stage Company)

FINANCIAL STATEMENTS

In U.S. Dollars

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ZUBRA INC.

We have audited the accompanying balance sheets of ZUBRA INC. (A Development Stage Company) (the "Company") as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2013 and 2012 and for the period from December 14, 2011 (inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations, and cash flows for the years ended December 31, 2013 and 2012, and for the period from December 14, 2011 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its' business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also describes in that note. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ziv Haft
Tel Aviv, Israel February 27, 2014	Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

ZUBRA INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2013	December 31, 2012

ASSETS

Cash	$23,915	$-
Total Assets	$23,915	$-

LIABILITIES AND EQUITY

Liabilities
Accrued expenses	$20,025	$-
Total Liabilities	20,025	-

Stockholders’ Equity (Note 5)
Common stock, 150,000,000 shares authorized, par value $0.001, 1,600,000 issued and outstanding	1,600	-
Additional paid-in capital	22,400	-
Deficit accumulated during the development stage	(20,110)	-
Total stockholders’ equity	3,890	-
Total liabilities and stockholders' equity	$23,915	$-

The accompanying notes should be read in conjunction with the financial statements

ZUBRA INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2013	Year Ended December 31, 2012	For the period From December 14, 2011 (inception) to December 31, 2013

Revenues	$-	$-	$-
General and administrative expenses	(20,110)	-	(20,110)
Operating loss	(20,110)	-	(20,110)
Net loss	$(20,110)	$-	$(20,110)

Net loss per share - Basic and diluted	$(0.019)	$-	$(0.038)

Weighted average shares outstanding - Basic and diluted	1,066,667	-	-

The accompanying notes should be read in conjunction with the financial statements

ZUBRA INC.
  (A Development Stage Company)

STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31, 2013	Year Ended December 31, 2012	For the period From December 14, 2011 (inception) to December 31, 2013

Net loss	$(20,110)	$(20,110)	$(20,110)
Other comprehensive income	-	-	-
Total comprehensive loss	$(20,110)	$(20,110)	$(20,110)

The accompanying notes should be read in conjunction with the financial statements

ZUBRA INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN EQUITY
For the period from December 14, 2011 (inception) to December 31, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at December 14, 2011 (inception)	-	$-	$-	$-	$-
Net loss	-	-	-	-	-
Balance at December 31, 2011	-	-		-	-
Net loss	-	-	-	-	-
Balance at December 31, 2012	-	-	-	-	-
Common stock issued on November 14, 2013 at $0.015 per share	1,600,000	1,600	22,400	-	24,000
Net loss	-	-	-	(20,110)	(20,110)
Balance at December 31, 2013	1,600,000	$1,600	$22,400	$(20,110)	$3,890

The accompanying notes should be read in conjunction with the financial statements

ZUBRA INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2013	Year Ended December 31, 2012	For the period from December 14, 2011 (inception) to December 31, 2013
Cash Flow from Operating Activities:
Net loss	$(20,110)	$-	$(20,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	20,025	-	20,025

Net cash used in operating activities	(85)	-	(85)

Cash Flow from Financing Activities:
Proceeds from issuance of common stock	24,000	-	24,000
Net cash provided by Financing Activities	24,000	-	24,000

Net increase in cash and cash equivalent	23,915	-	23,915
Beginning of period	-	-	-
End of period	$23,915	$-	$23,915

Supplemental disclosure:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes should be read in conjunction with the financial statements

ZUBRA INC.
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and activities:

ZUBRA INC. (the “Company”), was incorporated in Delaware on December 14, 2011. The Company business plan is to engage in electronic commerce ("ecommerce") through planned collective buying website. The Company target focus is to provide significant discounts to businessmen and tourists by allowing them to buy group coupons for local services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 "Development Stage Entities". The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Website Development Costs

Website development costs incurred are recorded in accordance with the provisions of ASC 350-50.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank, and deposit with maturity of less than three months from inception.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalent. The Company places its cash and cash equivalents with financial institution of high credit worthiness.

Loss per Share

The Company has adopted ASC 260, “Earnings Per Share”, (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

ZUBRA INC.
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in a development stage, has not generated any revenues since inception and has sustained a net loss of $20,110 for the period ended December 31, 2013. The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. Management intends to raise additional funds through public or private placement offerings, and related party loans. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% to the Company’s effective tax rate is as follows:

	Year Ended December 31, 2013	Year Ended December 31, 2012	For the period From December 14, 2011 (inception) to December 31, 2013

Income tax expense at statutory rate	$(6,837)	$-	$(6,837)
Change in valuation allowance	(6,837)	-	(6,837)
Income tax expense	$-	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2013 are as follows:

	December 31, 2013	December 31, 2012

Net Operating Loss	$6,837	$-
Valuation allowance	(6,837)	-
Net deferred tax asset	$-	$-

ZUBRA INC.
  (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

The Company has approximately $20,110 of net operating losses (“NOL”) carried forward to offset taxable income in future years. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 - SHAREHOLDER’S EQUITY

Authorized Stock

The Company has authorized 150,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (December 14, 2011), the Company has issued to its two officers and directors a total of 1,600,000 common shares in consideration of $24,000, which was paid on December 5, 2013.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$15
Printing Expenses	$0
Accounting/administrative Fees and Expenses	$13,490
Blue Sky Fees/Expenses	$0
Legal Fees/ Expenses	$5,000
Escrow fees/Expenses	$0
Transfer Agent Fees	$1,500
Miscellaneous Expenses	$0
TOTAL	$19,995

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article VIII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement
2.	Delaware General Corporations Law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the last three years, we have sold the following securities which were not registered under the Securities Act of 1933, as amended:

On November 14, 2013 we sold 1,600,000 shares of common stock to our officers and Directors for $24,000, which was received on December 5, 2013 These shares were issued to in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In addition, we issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended. These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Opinion of Jonathan D. Strum

23.1	Consent of Ziv Haft, Certified Public Accountants (Isr.)

23.2	Consent of Jonathan D. Strum, Esq. included within Exhibit 5.1

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel this 27th day of February 2014.

ZUBRA INC.

By:	/s/ Yitzhak Shtinovitz
Yitzhak Shtinovitz
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and member of the Board of Directors

BY:	/s/ Sara Fon Weisl
Sara Fon Weisl
Secretary and member of the Board of Directors

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following person in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yitzhak Shtinovitz	President, Principal Executive Officer, Principal	February 27, 2014
Yitzhak Shtinovitz	Financial Officer, Principal Accounting Officer, Treasurer and member of the Board of Directors

/s/ Sara Fon-Weisl	Secretary and member Board of Directors	February 27, 2014
Sara Fon-Weisl